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                                                                Exhibit (10) (b)

                               TRANSFER AGREEMENT


         This Agreement is made and entered into on January 12, 2001 between The Liggett Restaurant Group, Inc. , a Michigan corporation ("LRG"), Liggett Restaurant Enterprises LLC, a Michigan limited liability company (LRE") (LRG and LRE are hereafter collectively referred to as "Liggett"), and Frisch's Restaurants, Inc. ("Frisch's), an Ohio corporation.

                                    RECITALS

         A. LRG has entered into a certain Asset Purchase Agreement dated October 18, 2000 (the "Elias Purchase Agreement") with Elias Brothers Restaurants, Inc. ("Elias") to purchase certain assets of Elias (the "Elias Asset Package"), including all of Elias' right, title and interest in certain trademarks, copyrights, trade names and service marks used by Elias as franchisor of Big Boy restaurants and by its franchisees of Big Boy restaurants including but not limited to the trademarks listed on Schedule I attached (the "Big Boy Rights");

         B. The sale of the Elias Asset Package to LRG (and its affiliates, including Liggett) was approved by the United States Bankruptcy Court for the Eastern District of Michigan, Southern Division (the "Court"). LRG and its affiliates and Elias closed the Elias Purchase Agreement on or about December 28, 2000, to be effective December 21, 2000.

         C. Frisch's is the exclusive franchisee of the Big Boy Rights in the states of Kentucky, Indiana and in portions of Ohio and Tennessee, as more fully described on Exhibit A hereto, ("Frisch's Core Region"), and is the primary franchisee in Florida, Oklahoma, Texas and portions of Kansas, as more fully described on Exhibit B hereto (the "Expanded Territory");

         D. Frisch's also has certain franchisee rights in North Carolina, South Carolina, Alabama, Arkansas, Mississippi, Louisiana and Missouri, as more fully described on Exhibit C hereto which, together with the Expanded Territory, are the "Reconveyed Territories";

         E. LRE is an affiliate of LRG and has been designated by LRG under the Asset Purchase Agreement as the party to whom Elias is to convey the Big Boy Rights at closing;

         F. Frisch's and Liggett wish to provide for the transfer of ownership of the Big Boy Rights in Frisch's Core Territory to Frisch's and the transfer of ownership of the Big Boy Rights in the Reconveyed Territories to Liggett, to take effect if and when Liggett acquires the Big Boy Rights from Elias.

                                    AGREEMENT

         Therefore, in consideration of the respective promises contained herein and other good and valuable consideration, Frisch's and Liggett agree as follows:

         1.(a) Frisch's Core Territory. At the Closing, as defined hereafter in
Section 5, Liggett shall convey to Frisch's complete, absolute, perpetual and irrevocable ownership of the Big Boy Rights within Frisch's Core Territory. Liggett shall retain complete, absolute, perpetual and irrevocable ownership of the Big Boy Rights outside of Frisch's Core Territory. Liggett's and Frisch's respective ownership of the Big Boy Rights will be further perfected by the filing with the U.S. Trademark Office of concurrent registration documents evidencing Frisch's and Liggett's ownership of such rights within their respective territories. Liggett will cooperate with Frisch's in the preparation and filing of all necessary documents. Notwithstanding the foregoing, Liggett (and its successors and assigns) shall have and/or retain the complete, absolute, perpetual, exclusive, and irrevocable right to license (or the substantial equivalent) the Big Boy Rights for use in connection with non-restaurant operations in Frisch's Core Territory, including without limitation, merchandise, clothing, product placement through multimedia outlets, and memorabilia, but excluding Food Products as defined below. Subject to the limitations hereinafter set forth, Liggett (and its successors and assigns) shall also have perpetual and irrevocable right to license (or the substantial equivalent) the Big Boy Rights in the Frisch's Core Territory for use in connection with prepackaged food products sold other than in restaurants (such food items sold or to be sold within the Frisch's Core Territory are hereinafter referred to as "Food Product" or "Food Products"), which sale of Food Products shall be subject to the following:

               (i) Other than ice cream cups, ice cream bars or similar product (collectively "Ice Cream"), Liggett shall not sell any Food Products for a period of two (2) years from the date hereof ("Initial Period");

               (ii) After the Initial Period, Liggett may sell any Food Products, provided that with respect to any particular Food Product (excluding Ice Cream): (a) it does not compete with any then existing Food Product sold by Frisch's (for example, Frisch's currently sells tartar sauce in stores and Liggett therefore may not sell tartar sauce in Frisch's Core Territory for so long as Frisch's continues to sell tartar sauce in stores) and
                         (b) Liggett provides Frisch's with written notice of its intent to sell a particular Food Product and, unless Frisch's objects in writing to the sale of such Food Product within 30 days of its receipt of notice from Liggett on the basis that Frisch's believes, exercising reasonable commercial judgement, that the sale of such Food Product in the Frisch's Core Territory will detract from the sale of a similar Frisch's prepared food item or will otherwise have an adverse impact on Frisch's restaurant operations or legitimate business interests in the Big Boy Rights. (For example and without limitation, Frisch's may determine that the sale of such Food Product [even if identical to an existing Frisch's food item] would detract from sales in Frisch's Big Boy restaurants, or that such Food Product's taste, packaging, or presentation does not meet the standard of excellence for Big Boy products in the Frisch's Core Territory, or that the sale of such Food Product is inconsistent with the Big Boy reputation.) In order to make the foregoing determination, Frisch's shall be allowed to analyze and sample the contemplated Food Product upon reasonable notice at Liggett's offices/commissary. Any objection by Frisch's shall be in writing and shall describe in reasonable detail the underlying basis for its objection. Upon receipt of such written objection from Frisch's as aforesaid, Liggett shall not sell such objectionable Food Product unless Liggett first seeks and obtains a favorable decision from an arbitrator in accordance with Section 10 of the Intellectual Property Use and Non-Compete Agreement of even date between Frisch's and LRE, otherwise, Liggett shall not sell such Food Product. Inadvertent distribution of a Food Product by either party which is rectified with reasonable diligence shall not be deemed a breach of this Agreement;

               (iii) Nothing in this Agreement shall be deemed to require Liggett or Frisch's to pay any royalty or other licensing fees to the other on account of sales of Food Products in the Frisch's Core Territory; and

         (b) CONCURRENT USE. Concurrently with the signing of this Agreement, the parties shall sign the Limited Concurrent Use Consent Agreement attached as Exhibit D, which is expected to be used as an exhibit by Frisch's in its application(s) to be filed in the U.S. Trademark Office to register as a concurrent use registrant of all of the trademarks and service marks contained in or associated with the Big Boy Rights.

         2. ASSIGNMENT OF RIGHTS. At the Closing, LRE shall assign to Frisch's, all of LRE's rights and responsibilities as franchisor of the Big Boy Rights within Frisch's Core Territory (including, but not limited to, LRE's rights as franchisor in any franchise agreements where Frisch's is franchisee), so that Frisch's shall succeed to LRE's position as franchisor within Frisch's Core Territory. Upon the transfer of the ownership of the Big Boy Rights within Frisch's Core Territory, Frisch's shall cease to be a franchisee of LRE and Frisch's use of the Big Boy Rights within Frisch's Core Territory shall be unrestricted except to the extent otherwise provided in the "Intellectual Property Use And Non-Compete Agreement" of even date between Frisch's and LRE.

         3. RECONVEYED TERRITORIES. At the Closing, Frisch's shall irrevocably, completely and perpetually convey to LRE (or its assignee) all of Frisch's right, title and interest in and to any franchisee rights or other rights of Frisch's with respect to any Big Boy Rights in the Reconveyed Territories.

         4. PURCHASE PRICE. At the Closing, Liggett shall pay Frisch's, by wire transfer, the sum of Two Hundred Thousand Dollars ($200,000) and shall deliver to Frisch's its noninterest-bearing promissory note for Two Hundred Thousand Dollars ($200,000) payable in four equal installments on the first, second, third and fourth anniversary dates of the Closing (the "Note"). The Note shall bear a default rate of interest of twelve percent (12%) per annum and all payments shall be accelerated, at Frisch's option, in the event Liggett fails to make a payment within 15 business days of notice of a failure to pay. The foregoing Note may, at the election of any party, be combined with that certain promissory note of even date in the principal amount of Five Hundred Thirty Thousand Dollars ($530,000) to be executed by LRE in favor of Frisch's pursuant to the Intellectual Property Use and Non-Compete Agreement. In addition, the combined promissory note shall contain a provision granting Frisch's an election of remedies whereby, upon default by Liggett, Frisch's shall have the option to proceed with collection of the balance due under the combined promissory note, or demand the return of certain portions of the Expanded Territories as described in section 11 herein.

         5. CLOSING. The "Closing" shall take place as soon as is reasonably possible following Liggett's acquisition of the Big Boy Rights from Elias, and in no event later than one week following such acquisition.

         6. EXPENSES. Each party will pay its own expenses of the transactions contemplated hereby, except that Frisch's shall prepare and pay the cost of filing the concurrent registration documents.

         7. LRE WARRANTY. LRE warrants that at the Closing it shall have and shall transfer to Frisch's good and marketable title to all of the Big Boy Rights within Frisch's Core Territory, free and clear of all liens, pledges, mortgages, security interests, claims and encumbrances of any nature whatsoever.

         8. FRISCH'S WARRANTY. Frisch's warrants that at the Closing it shall have and shall transfer to LRE good and marketable title to all of its franchisee rights or other rights in any way related to the Big Boy Rights in the Reconveyed Territories, free and clear of all liens, pledges, mortgages, security interests, claims and encumbrances of any nature whatsoever.

         9. NOTICES. Any notice to be given hereunder shall be in writing and shall be sent by certified mail postage prepaid, or by a recognized national overnight delivery service, to the party to be notified, addressed to such party at its address appearing herein or such other address as such party, may, by written notice, have substituted therefore, and the depositing of such a notice in the mail or with the delivery service, so addressed, shall constitute the giving thereof.

         IF TO FRISCH'S:            Frisch's Restaurants, Inc.
                                    2800 Gilbert Avenue
                                    Cincinnati, Ohio 45206
                                    Attn:  Craig F. Maier, President

         IF TO LIGGETT:             Liggett Restaurant Enterprises LLC
                                    4199 Marcy
                                    Warren, MI 48091-1799
                                    Attn:  Robert Liggett, President

           With a copy to:          Henry J. Brennan, Esq.
                                    Timmis & Inman, LLP
                                    300 Talon Centre
                                    Detroit, Michigan 48207

         10. EXTENSION/WAIVER. Either party may agree to extend the time for the performance of any of the obligations or other acts of the other party or waive compliance with any of the agreements contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the authorized representative of such party.

         11. REMEDIES. In the event of a breach by a party of its obligations under this Agreement, the other party shall be entitled to all remedies provided by law or in equity, including, without limitation, the right to obtain an injunction to specially enforce this Agreement. The parties specifically acknowledge that the failure of either of them to effect the transfers contemplated by sections 1, 2 and 3 above would cause irreparable damage not compensible by money damages and therefore each of them agrees that the remedy for such failure to transfer shall be specific performance. Except as herein expressly limited, the remedies provided herein shall be cumulative and shall not preclude the assertion by any party hereto of any other rights or the seeking of any other remedies against the other hereto. In the event Liggett defaults under the combined promissory note contemplated by section 4 above, then Frisch's shall have the option to proceed with collection of the balance due under the combined promissory note, or in the alternative, to demand the return of portions of the Expanded Territory, as its sole remedy, as follows:
(i) if at the time of default the outstanding principal balance due under the combined promissory note is greater than one half (1/2) of the original principal balance, then Frisch's shall have the right to demand the return of two (2) parts of the Expanded Territory (e.g., Texas and Florida); (ii) if at the time of default the outstanding principal balance due under the combined promissory note is less than or equal to one half (1/2) of the original principal balance, then Frisch's shall have the right to demand the return of one (1) part of the Expanded Territory (e.g., Texas only, or Florida only). If Frisch's exercises its option to demand the return of some portion of the Expanded Territory, then Liggett shall be obliged to convey such territory forthwith, subject to any existing franchise agreements, area development agreements, or other franchise or development rights (the "Existing Rights") as have been granted by Liggett its successors and assigns, which Existing Rights and any agreements or instruments related thereto shall remain in full force and effect.

         12. ENTIRE AGREEMENT. This Agreement, together with the Concurrent Use Consent Agreement and the Intellectual Property Use and Non-Compete Agreement, set forth the entire integrated understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements whether written or verbal. This Agreement may not be modified, amended or terminated except in writing signed by all of the parties hereto.

         13. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original instrument, but all such counterparts together shall constitute the same instrument.

         14. MICHIGAN LAW GOVERNS. This Agreement is being made in and shall be governed by and construed and enforced in accordance with the laws of the State of Michigan without regard to conflict of laws principles. Frisch's and Liggett consent to the jurisdiction of the Federal District Court for the Eastern District of Michigan (Detroit) and the Federal District Court Southern District
(Ohio) and they each waive any objection to forum or venue and agree to accept service of process by mail in any action arising out of this Agreement. Notwithstanding the foregoing, the parties hereto agree that both parties have equally participated in the drafting of this Agreement and that if any term, condition or provision of this Agreement is deemed or construed to be ambiguous or vague, such ambiguity or vagueness shall not be construed in favor of or against any party to this Agreement.

         15. SEVERABILITY. Should any terms, provision or clause hereof or of any other agreement or document which is required by this Agreement, be held to be invalid, such invalidity shall not affect or render invalid any other provisions or clauses hereof or thereof the consideration or mutuality of which can be given effect without such invalid provision, and all of which shall remain in full force and effect. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable under applicable law.

         16. EXHIBITS. The exhibits referenced in this Agreement and attached hereto shall be deemed to be a part of this Agreement and are incorporated herein by this reference.

         17. RECITALS. Each of the above-stated Recitals shall be deemed a part of this Agreement and they are incorporated herein by reference.

         18. BINDING EFFECT. This Agreement shall be binding upon the parties, their successors and assigns.


                   REMAINDER OF PAGE LEFT INTENTIONALLY BLANK


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on the date first above written.

                                            LIGGETT RESTAURANT GROUP, INC.


                                            By:      /s/ Robert G. Liggett
                                                     --------------------------
                                            Title:   Chairman
                                                     --------------------------

                                            LIGGETT RESTAURANT ENTERPRISES LLC


                                            By:      /s/ Robert G. Liggett
                                                     --------------------------
                                            Title:   Chairman
                                                     --------------------------

                                            FRISCH'S RESTAURANTS, INC.


                                            By:      /s/ Craig F. Maier
                                                     --------------------------
                                            Title:   President
                                                     --------------------------

                        Schedule 1 (List of trade marks)

                                    EXHIBIT A



INDIANA

KENTUCKY

OHIO (except for the following counties: Cuyahoga, Lorain, Medina, Summit, Portage, Geauga and Lake)

TENNESSEE (except for the following counties: Anderson, Blount, Campbell, Claiborne, Cocke, Cumberland, Fentress, Grainger, Hamblen, Hancock, Jefferson, Knox, Louden, Monroe, Morgan, Roane, Scott, Sevier and Union)

                                    EXHIBIT B



FLORIDA (subject to certain rights granted to Marriott in a certain Agreement dated February, 1985, between Frisch's Restaurants, Inc., Kip's Big Boy, Inc. and Marriott Corporation)

TEXAS (subject to certain rights granted to Marriott in a certain Agreement dated February, 1985, between Frisch's Restaurants, Inc., Kip's Big Boy, Inc. and Marriott Corporation)

OKLAHOMA

KANSAS (Sedgewick and Sumner counties only)

                                    EXHIBIT C



Frisch's option for additional territory in NORTH CAROLINA, SOUTH CAROLINA, ALABAMA, ARKANSAS, MISSISSIPPI, LOUISIANA and MISSOURI as set forth in section 21 of a certain Restated and Amended Area Franchise Agreement dated November 2, 1987, by and between Elias Brothers Restaurants, Inc., Frisch's Restaurants, Inc. and Kip's Big Boy, Inc.

                                    EXHIBIT D
                    LIMITED CONCURRENT USE CONSENT AGREEMENT

         This Agreement is made and entered into on January 12, 2001 between Liggett Restaurant Enterprises LLC ("Liggett"), a Michigan limited liability company, and Frisch's Restaurants, Inc. ("Frisch's), an Ohio corporation.

                                    RECITALS

         A. WHEREAS, Frisch's has been a franchisee of Elias Brothers Restaurants, Inc. ("Elias"), and as a franchisee, has, with the consent of Elias, used many of the trademarks and service marks identified in the attached
Schedule I since at least as early as 1946; and

         B. WHEREAS, Elias is currently a Chapter 11 Debtor in the United States Bankruptcy Court for the Eastern District of Michigan, Southern Division (the "Court") wherein the Court approved the sale of certain of Elias' assets, including the trademarks and service marks identified in the attached Schedule I, to Liggett (the "Sale"); and

         C. WHEREAS, in accordance with the Court's Order, Liggett and Elias closed the Sale on December 28, 2000, effective December 21, 2000; and

         D. WHEREAS, the parties to this Agreement desire to ensure that, subject to the terms of the Transfer Agreement and Intellectual Property Use and Non-Compete Agreement dated the date hereof between, among others, Frisch's and Liggett (collectively the "Agreements"), Frisch's obtains all right, title and interest in and to the trademarks and service marks identified in the attached
Schedule I for use only in the "Territory" in which it has predominantly been using the marks in the past, which Territory is defined in the attached Exhibit A.

         NOW, THEREFORE, in consideration of the respective promises contained herein and other good and valuable consideration, Frisch's and Liggett agree as follows:

         Liggett consents to and agrees to assist and cooperate with Frisch's in enabling Frisch's to file in the U.S. Trademark Office and obtain Concurrent Use Registrations strictly limited to use in connection in the Territory of all of the trademarks and service marks identified in the attached Schedule I, which Limited Concurrent Use Registrations shall be owned and used by Frisch's in accordance with the terms of the Agreements and shall be assignable or licensable to any successors, assigns or licensees of Frisch's subject to the terms of said Agreements.

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                             Signatures on next page

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on the date first above written.

                                            LIGGETT RESTAURANT ENTERPRISES LLC


                                            By:      /s/ Robert G. Liggett
                                                     --------------------------

                                            Title:   Chairman
                                                     --------------------------


                                            FRISCH'S RESTAURANTS, INC.


                                            By:      /s/ Craig F. Maier
                                                     --------------------------

                                            Title:   President
                                                     --------------------------